Exhibit 99.1

CONFIDENTIAL & PRIVILEGED

Herbalife Reports Second Quarter Net Sales Growth; Marks Fourth

Consecutive Quarter of Topline Expansion; Net Sales and Adjusted EBITDA1

Exceed Guidance Excluding FX Headwinds2

Advances Personalized Nutrition with Bioniq launch; CFO John DeSimone to Retire at Year-End; Scott Schaefer Named Successor

LOS ANGELES, August 5, 2026 – Herbalife Ltd. (NYSE: HLF) today reported financial results for the second quarter ended June 30, 2026:

Highlights

Second Quarter 2026

●	Net sales of $1.3 billion, up 5.4% vs. Q2’25, and at the top of guidance range

	○	Up 5.8% year-over-year on constant currency basis2; exceeds guidance

	○	North America net sales up slightly

●	Net loss attributable to Herbalife of $(26.3) million includes loss on extinguishment of debt; adjusted net income1 of $53.3 million

	○	Loss on extinguishment of debt of $94.6 million after successful April 2026 refinancing

●	Adjusted EBITDA1 of $166.6 million, toward the upper end of guidance

	○	Adjusted EBITDA1 at constant currency2 of $174.4 million exceeds guidance

	○	Credit Agreement EBITDA1 of $190.7 million

●	Diluted loss per share of $(0.25); adjusted diluted EPS1 of $0.51

●	Year-to-date net cash provided by operating activities of $146.7 million; capital expenditures of $22.2 million

Recent Developments

●	Launched next generation of personalized product with Bioniq GO matching customers to one of forty formulas in eleven EMEA markets in June and North America in July, as well as two new products, Helio and Activate Energy, under its healthy lifespan brand, Life I/O

●	Delivered a significant update to the Pro2colTM platform as part of an extended beta program at the North America Extravaganza, featuring a new user experience, enhanced features, and blood-test diagnostic integration

●	Unveiled beta version of at-home blood test diagnostic to select distributors in North America in July

Outlook

●	Third quarter 2026 guidance provided

●	Full-year 2026 guidance revised: range tightened for net sales; narrowed adjusted EBITDA1 guidance range to $670 million to $690 million from $675 million to $705 million, primarily reflecting FX headwinds, as constant currency guidance was raised.

[1]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a detailed reconciliation of these measures to the most directly comparable U.S. GAAP measure for historical periods, as applicable, and a discussion of why the Company believes these non-GAAP measures are useful and certain information regarding non-GAAP guidance.
[2]	Non-GAAP measure. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful.

Management Commentary

Herbalife reported second quarter 2026 net sales of $1.3 billion, up 5.4% year-over-year, including 40 basis points of foreign currency (“FX”) headwinds. On a constant currency basis2, net sales increased 5.8% year-over-year for the quarter. This was the Company’s fourth consecutive quarter of year-over-year net sales growth on both a reported and constant currency basis.

Gross profit margin was 77.7% in the second quarter, compared to 78.0% in the prior year period. On a year-over-year and approximate basis, the change primarily reflects 47 basis points of sales mix pressure, 22 basis points of higher other costs, 20 basis points from higher inventory write-downs and 9 basis points from cost changes related to self-manufacturing and sourcing. These impacts were partially offset by 64 basis points of pricing benefits.

For the quarter, net loss attributable to Herbalife was $(26.3) million, with net loss margin of 2.0%, and adjusted net income1 of $53.3 million. Adjusted EBITDA1 of $166.6 million includes approximately $7.6 million of FX headwinds year-over-year, with adjusted EBITDA1 margin of 12.6%, down 120 basis points versus the second quarter of 2025. Diluted loss per share was $(0.25), with adjusted diluted EPS1 of $0.51, which includes a $0.04 year-over-year FX headwind.

Net cash provided by operating activities was $32.9 million and $146.7 million for the three and six months ended June 30, 2026, respectively. Capital expenditures were $11.3 million and $22.2 million for the three and six months ended June 30, 2026, respectively, and capitalized SaaS implementation costs were approximately $8 million and $18 million, respectively. The Company expects to incur total capitalized SaaS implementation costs of approximately $35 million to $55 million for the full year of 2026, which are not included in capital expenditures.

“Our net sales and EBITDA results for the second quarter were at the high end of previously issued guidance,” said John DeSimone, Chief Financial Officer. “While the recent strengthening of the U.S. dollar has resulted in additional foreign exchange headwinds affecting our reported outlook for the back half of the year, our constant currency outlook remains consistent with the expectations we shared last quarter.”

Following the first 2026 Extravaganza events in India in April, the Company hosted additional events in Uzbekistan, China, Panama, Singapore, Poland, and the United States. To date, the 2026 events have attracted over 110,000 attendees, reflecting strong distributor engagement and continued demand for in-person training, recognition and business development opportunities. In conjunction with the EMEA and U.S. Extravaganzas, the Company launched Bioniq GO, entering its next generation of personalized products, matching customers to one of forty formulas, across eleven European markets and the U.S., with additional markets to follow later in 2026. In addition, the Company is now offering distributors, customers and preferred members in the newly-launched European markets the option to subscribe to automatic monthly deliveries of Bioniq GO.

Our global Fuel Like Ronaldo campaign brought our personalized nutrition philosophy to life by highlighting the daily habits behind Cristiano Ronaldo’s performance. The global campaign reached consumers worldwide across social media, digital, print and broadcast media, as well as in-person fan fest activations around a major sporting event, creating new opportunities to engage consumers and support our distributors around the world.

Recent Developments

At the North America Extravaganza in July, the Company delivered the next release of its Pro2col™ platform as part of its extended beta program, introducing a new user experience, enhanced features, and integration with blood test diagnostics, rooted in direct distributor feedback received since initiation of the beta program. Alongside the platform updates, the Company began an early beta of at-home blood biomarker diagnostics with a select group of distributors.

In July, the Company also launched two new products under Life I/O, its recently launched healthy lifespan brand. Helio is a daily, all-in-one super shake formulated with foundational and trending ingredients like protein, fiber, methylated B vitamins, creatine, and superfood, adaptogen, and polyphenol blends for everyday health and wellness.* Stemming from its acquisition of Pruvit, Activate Energy marks the Company’s channel-exclusive entry into the exogenous ketones market, containing D-isomer BHB ketones.

CFO Transition

As announced in a separate press release today, Scott Schaefer will succeed John DeSimone as CFO, as part of a planned transition, effective January 1, 2027. Mr. DeSimone will retire, effective December 31, 2026.

“We delivered a fourth consecutive quarter of year-over-year net sales growth, and we continue to expect net sales growth for the remainder of the year,” said Stephan Gratziani. “This momentum reflects the resilience of Herbalife and has us poised to successfully carry out our long-term growth strategy. John DeSimone played an impactful role in laying this foundation, and I am grateful to him for his leadership and partnership. I am confident Scott Schaefer’s financial expertise and strategic perspective will help propel us in our next chapter.”

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Second Quarter 2026 Key Metrics

Regional Net Sales and FX Impact

	Reported Net Sales		YoY Growth (Decline)
$ million	Q2 ‘26	Q2 ‘25	including FX	excluding FX2
North America	273.0	272.4	0.2%	0.2%
Latin America	245.0	210.2	16.6%	8.2%
EMEA	277.8	287.9	(3.5)%	(5.6)%
Asia Pacific	470.6	408.6	15.2%	23.1%
China	60.4	80.0	(24.5)%	(29.0)%
Worldwide	1,326.8	1,259.1	5.4%	5.8%

	Reported Net Sales		YoY Growth (Decline)
$ million	YTD ‘26	YTD ‘25	including FX	excluding FX2
North America	520.6	526.8	(1.2)%	(1.2)%
Latin America	487.0	416.9	16.8%	7.5%
EMEA	552.6	561.2	(1.5)%	(6.0)%
Asia Pacific	966.4	831.1	16.3%	21.9%
China	117.4	144.8	(18.9)%	(23.3)%
Worldwide	2,644.0	2,480.8	6.6%	5.6%

Outlook

Third Quarter 2026 Guidance

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	+0.5% to +4.5% YoY	160 – 180	15 – 25
Constant Currency(a)	+1.5% to +5.5% YoY	165 – 185
Q3 ‘25 Actuals	1,273.7	163.0 12.8% margin	20.8

Full-Year 2026 Guidance – Revised

$ million	Net Sales	Adjusted EBITDA[1]	CapEx
Reported	+2.5% to +5.5% YoY	670 – 690	50 – 70
Previous Guidance (May 6 ’26)	+1.5% to 5.5% YoY	675 –705	50 – 80
Constant Currency(a)	+2.5% to +5.5% YoY	690 –710
Previous Guidance (May 6 ’26)	+1.0% to +5.0% YoY	675 –705
FY ‘25 Actuals	5,037.5	657.6 13.1% margin	80.4

(a)	Non-GAAP Measure. Represents projections using U.S. dollars at Q3 ‘25 and FY ‘25 average FX rates, respectively, and adjusting for other FX related impacts. Refer to Schedule A – “Reconciliation of Non-GAAP Financial Measures” for a discussion of why the Company believes adjusting for the effects of foreign exchange is useful and non-GAAP guidance.

Guidance Assumptions

●	Net sales and adjusted EBITDA[1] use the average daily exchange rates for the first two weeks of July 2026 to translate local currency projections

Additional FY 2026 Expectations – Revised

●	Capitalized SaaS implementation costs of $35 million to $55 million, which are not included in capital expenditures

●	Depreciation and amortization, and amortization of SaaS implementation costs, of $140 million to $150 million

●	Adjusted effective tax rate[1] of approximately 35%

Earnings Webcast and Conference Call

Herbalife’s senior management team will host an audio webcast and conference call to discuss its second quarter 2026 financial results on Wednesday, August 5, 2026, at 5:30 p.m. ET (2:30 p.m. PT).

The audio webcast will be available at the following link: https://edge.media-server.com/mmc/p/6vz6bf9d

Participants joining via the conference call may obtain the dial-in information and personal PIN to access the call by registering at the following link:

https://register-conf.media-server.com/register/BI6c9d643b8ab14a798e591c1cf18bbc2e

Senior management also plans to reference slides during the webcast and call, which will be available under the Investor Relations section of Herbalife’s website at https://ir.herbalife.com, where financial and other information is posted from time to time. The webcast will also be available at the same website, along with a replay of the webcast following the completion of the event and for three months thereafter.

About Herbalife Ltd.

Herbalife (NYSE: HLF) is a premier health and wellness company, community and platform that has been changing people’s lives with great nutrition products and a business opportunity for its independent distributors since 1980. The Company offers science-backed products to consumers in more than 90 markets through entrepreneurial distributors who provide one-on-one coaching and a supportive community that inspires their customers to embrace a healthier, more active lifestyle to live their best life.

For more information, visit https://ir.herbalife.com.

Media Contact:

Miguel Lopez-Najera

Director, Global Corporate Communications

miguellope@herbalife.com

Investor Contact:

Samantha Holway
Vice President, Head of Investor Relations

samanthagou@herbalife.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objectives of management, including for future operations, capital expenditures, or share repurchases; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; any statements of belief or expectation; and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements may include, among others, the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “anticipate” or any other similar words.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results or outcomes could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include the following:

●	the potential impacts of current global economic conditions, including inflation, unfavorable foreign exchange rate fluctuations, and tariffs or retaliatory tariffs, on us; our Members, customers, and supply chain; and the world economy;

●	our ability to attract and retain Members;

●	our relationship with, and our ability to influence the actions of, our Members;

●	our noncompliance with, or improper action by our employees or Members in violation of, applicable U.S. and foreign laws, rules, and regulations;

●	adverse publicity associated with our Company or the direct-selling industry, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

●	changing consumer preferences and demands and evolving industry standards, including with respect to climate change, sustainability, and other environmental, social, and governance matters;

●	the competitive nature of our business and industry;

●	legal and regulatory matters, including regulatory actions concerning, or legal challenges to, our products or network marketing program and product liability claims;

●	the Consent Order entered into with the Federal Trade Commission, or FTC, the effects thereof and any failure to comply therewith;

●	risks associated with operating internationally and in China;

●	our ability to execute our growth and other strategic initiatives (such as restructuring efforts, increased market penetration in existing markets, and personalized product and related technology initiatives);

●	the effectiveness and acceptance of new technology-driven initiatives;

●	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, including the wars in Ukraine and the Middle East, cybersecurity incidents, pandemics, and/or other acts by third parties;

●	our ability to adequately source ingredients, packaging materials, and other raw materials and manufacture and distribute our products;

●	our reliance on our information technology infrastructure, and our ability to successfully develop, deploy, and integrate artificial intelligence into our business;

●	noncompliance by us or our Members with any privacy, artificial intelligence and data protection laws, rules, or regulations or any security breach involving the misappropriation, loss, or other unauthorized use or disclosure of confidential information;

●	contractual limitations on our ability to expand or change our direct-selling business model;

●	the sufficiency of our trademarks and other intellectual property;

●	product concentration;

●	our reliance upon, or the loss or departure of any member of, our senior management team;

●	our ability to integrate and capitalize on acquisition transactions;

●	restrictions imposed by covenants in the agreements governing our indebtedness;

●	risks related to our convertible notes;

●	changes in, and uncertainties relating to, the application of transfer pricing, income tax, customs duties, value added taxes, and other tax laws, treaties, and regulations, or their interpretation;

●	our incorporation under the laws of the Cayman Islands; and

●	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

Additional factors and uncertainties that could cause actual results or outcomes to differ materially from our forward-looking statements are set forth in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on February 18, 2026, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in our Consolidated Financial Statements and the related Notes included therein. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.

Forward-looking statements in this release speak only as of the date hereof. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Results of Operations

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Income (Loss)

(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(unaudited)
Net sales	$1,326.8	$1,259.1	$2,644.0	$2,480.8
Cost of sales	296.3	276.9	587.4	542.1
Gross profit	1,030.5	982.2	2,056.6	1,938.7
Selling expenses (1)	466.0	445.9	927.8	879.3
General and administrative expenses (1)	436.2	408.5	867.6	808.8
Other operating income (2)	-	(4.8)	(5.5)	(4.8)
Operating income	128.3	132.6	266.7	255.4
Interest expense, net	37.4	53.6	84.2	105.6
Other expense, net (3)	94.6	-	94.6	-
(Loss) income before income taxes	(3.7)	79.0	87.9	149.8
Income taxes	22.8	29.8	53.2	50.2
Net (loss) income	$(26.5)	$49.2	$34.7	$99.6
Net loss attributable to noncontrolling interest	(0.2)	(0.1)	(0.9)	(0.1)
Net (loss) income attributable to Herbalife	$(26.3)	$49.3	$35.6	$99.7

(Loss) Earnings per share attributable to Herbalife:
Basic	$(0.25)	$0.48	$0.34	$0.98
Diluted	$(0.25)	$0.48	$0.33	$0.97

Weighted-average shares outstanding:
Basic	104.5	102.7	104.0	102.2
Diluted	104.5	103.3	107.8	102.8

(1)	Prior period amounts were reclassified to conform to current period presentation. Refer to Schedule B – “Reclassifications” for additional details.

(2)	Other operating income for the six months ended June 30, 2026 and for the three and six months ended June 30, 2025 relates to certain China government grant income.

(3)	Other expense, net for the three and six months ended June 30, 2026 relates to loss on the extinguishment of the 2024 Credit Facility and the 2029 Secured Notes.

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets

(in millions)

	June 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$370.5	$353.1
Receivables, net	115.9	91.9
Inventories	507.7	511.7
Prepaid expenses and other current assets	174.7	188.0
Total current assets	1,168.8	1,144.7

Property, plant and equipment, net	412.5	447.7
Operating lease right-of-use assets	166.7	168.3
Marketing-related intangibles and other intangible assets, net	333.2	315.1
Goodwill	125.9	100.5
Deferred income tax assets	478.6	464.3
Other assets	172.0	145.3
Total assets	$2,857.7	$2,785.9

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$101.3	$99.8
Member compensation liabilities	378.0	402.4
Current portion of long-term debt	12.0	20.9
Other current liabilities	482.2	489.8
Total current liabilities	973.5	1,012.9

Non-current liabilities:
Long-term debt, net of current portion	2,003.7	1,971.7
Non-current operating lease liabilities	152.1	155.7
Other non-current liabilities	195.3	155.0
Total liabilities	3,324.6	3,295.3

Commitments and contingencies

Shareholders’ deficit:
Common shares	0.1	0.1
Paid-in capital in excess of par value	334.8	316.0
Accumulated other comprehensive loss	(265.3)	(251.5)
Accumulated deficit	(544.1)	(579.7)
Total Herbalife shareholders’ deficit	(474.5)	(515.1)
Noncontrolling interest	7.6	5.7
Total shareholders’ deficit	(466.9)	(509.4)
Total liabilities and shareholders’ deficit	$2,857.7	$2,785.9

Herbalife Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

	Six Months Ended June 30,
	2026	2025
	(unaudited)
Cash flows from operating activities:
Net income	$34.7	$99.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	60.8	61.2
Share-based compensation expenses	20.7	22.0
Non-cash interest expense	7.0	8.2
Deferred income taxes	(13.9)	(22.7)
Inventory write-downs	12.0	14.9
Foreign exchange transaction loss	2.1	1.9
Loss on extinguishment of debt	94.6	-
Other	1.8	(0.8)
Changes in operating assets and liabilities:
Receivables	(23.7)	(22.4)
Inventories	(11.8)	(21.9)
Prepaid expenses and other current assets	17.1	22.5
Accounts payable	-	16.0
Member compensation liabilities (1)	(21.6)	(22.3)
Other current liabilities (1)	(15.1)	(54.6)
Other	(18.0)	(5.4)
Net cash provided by operating activities	146.7	96.2

Cash flows from investing activities:
Purchases of property, plant and equipment	(22.2)	(41.1)
Acquisition of business and assets	(10.0)	(25.5)
Other	(0.6)	(2.8)
Net cash used in investing activities	(32.8)	(69.4)

Cash flows from financing activities:
Borrowings from senior secured credit facility and other debt	603.5	270.8
Principal payments on senior secured credit facility and other debt	(613.9)	(282.1)
Proceeds from senior secured notes due 2033	800.0	-
Repayment of senior secured notes due 2029	(849.0)	-
Repayment of senior notes due 2025	-	(115.0)
Debt issuance costs	(19.7)	(0.1)
Share repurchases	(10.0)	(6.8)
Other	8.4	0.8
Net cash used in financing activities	(80.7)	(132.4)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(15.1)	11.1
Net change in cash, cash equivalents, and restricted cash	18.1	(94.5)
Cash, cash equivalents, and restricted cash, beginning of period	375.3	438.1
Cash, cash equivalents, and restricted cash, end of period	$393.4	$343.6

(1)	Prior period amounts were reclassified to conform to current period presentation. Refer to Schedule B – “Reclassifications” for additional details.

Supplemental Information

SCHEDULE A: RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Credit Agreement EBITDA and Net Debt

In addition to its reported results calculated in accordance with U.S. GAAP, the Company has included in this release adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA, performance measures that the Securities and Exchange Commission defines as “non-GAAP financial measures.” Adjusted net income, adjusted diluted EPS, adjusted EBITDA and credit agreement EBITDA are calculated as net income attributable to Herbalife excluding the impact of certain unusual or non-recurring items such as expenses related to restructuring initiatives, expenses related to the digital technology program, gains or losses from sale of property, gains or losses from extinguishment of debt and certain tax expenses and benefits, as further detailed in the reconciliations below. In addition, during the fourth quarter of 2024, the Company recognized $147.3 million of non-cash net deferred income tax benefits related to changes the Company initiated to its corporate entity structure, including intra-entity transfers of intellectual property to one of its European subsidiaries, which was excluded from adjusted net income and adjusted diluted EPS. A portion of these non-cash net deferred income tax benefits will reduce cash taxes paid and result in net deferred tax expense recognized in future periods. Beginning in the first quarter of 2025 and in future periods, the related net deferred tax effects will be excluded from adjusted net income and adjusted diluted EPS. Adjusted EBITDA margin represents adjusted EBITDA divided by net sales. Credit agreement EBITDA represents EBITDA adjusted for items permitted under the Company’s senior secured credit facilities.

Management believes that such non-GAAP performance measures, when read in conjunction with the Company’s reported results, calculated in accordance with U.S. GAAP, can provide useful supplemental information for investors because they facilitate a period to period comparative assessment of the Company’s operating performance relative to its performance based on reported results under U.S. GAAP, while isolating the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company’s operations and underlying operational performance.

Net debt is calculated as the aggregate outstanding principal amount of total debt less cash and cash equivalents. Management believes net debt is useful, when read in conjunction with the Company’s reported balance sheet, because it provides investors with information regarding the Company’s leverage profile, including its debt obligations that could not be repaid with cash and cash equivalents on hand. This measure is not meant, however, to imply that the Company intends to use all available cash to pay down debt.

The Company’s definitions and calculations as set forth in the tables below of adjusted net income, adjusted diluted EPS, adjusted EBITDA, credit agreement EBITDA and net debt may not be comparable to similarly titled measures used by other companies because other companies may not calculate them in the same manner as the Company does and should not be viewed in isolation from, nor as alternatives to, net income attributable to Herbalife, diluted EPS or total debt, as applicable, calculated in accordance with U.S. GAAP.

The Company does not provide a reconciliation of forward-looking adjusted EBITDA or constant currency adjusted EBITDA guidance to net income attributable to Herbalife, and adjusted effective tax rate to GAAP tax rate, the comparable U.S. GAAP measures, because, due to the unpredictable or unknown nature of certain significant items, such as income tax expenses or benefits, loss contingencies, and any gains or losses in connection with refinancing transactions, the Company cannot reconcile these non-GAAP projections without unreasonable efforts. The Company expects the variability of these items, which are necessary for a presentation of the reconciliation, could have a significant impact on the Company’s reported U.S. GAAP financial results.

Currency Fluctuation

The Company’s international operations have provided and will continue to provide a significant portion of its total net sales. As a result, total net sales will continue to be affected by fluctuations in the U.S. dollar against foreign currencies. In order to provide a framework for assessing how the Company’s underlying businesses performed excluding the effect of foreign currency fluctuations, in addition to comparing the percent change in net sales from one period to another in U.S. dollars, the Company also compares the percent change in net sales from one period to another period using “net sales in local currency.” Net sales in local currency is not a measure presented in accordance with U.S. GAAP. Net sales in local currency removes from net sales in U.S. dollars the impact of changes in exchange rates between the U.S. dollar and the local currencies of the Company’s foreign subsidiaries, by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period. The Company believes presenting net sales in local currency is useful to investors because it allows a meaningful comparison of net sales of its foreign operations from period to period. In addition, the Company presents adjusted EBITDA on a constant currency basis, which is a non-GAAP financial measure, and is calculated by translating the current period adjusted EBITDA into U.S. dollars using the same foreign currency exchange rates that were used to translate such measure for the previous comparable period and adjusting for other FX related impacts. However, net sales in local currency and adjusted EBITDA on a constant currency basis should not be considered in isolation or as an alternative to net sales and adjusted EBITDA, respectively, in U.S. dollar measures that reflect current period exchange rates, or to net sales and net income attributable to Herbalife calculated and presented in accordance with U.S. GAAP.

The following is a reconciliation of net (loss) income attributable to Herbalife to adjusted net income:

	Three Months Ended June 30,		Six Months Ended June 30,
$ million	2026	2025	2026	2025
Net (loss) income attributable to Herbalife	$(26.3)	$49.3	$35.6	$99.7
Expenses related to Technology Realignment Program (1)	1.1	3.5	3.5	3.6
Expenses related to Restructuring Program (1)	-	0.7	-	4.0
Expenses related to Optimization Program (1)	1.3	-	1.3	-
Digital technology program costs (1)	-	0.4	-	2.8
Loss on extinguishment of debt (1)	94.6	-	94.6	-
Income tax adjustments for above items (1)	(20.8)	(1.3)	(21.5)	(2.6)
Deferred income tax effects, net, related to corporate entity reorganization (2)	3.3	7.8	8.7	12.9
Adjusted net income (3)	$53.3	$60.5	$122.3	$120.4

The following is a reconciliation of diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share	2026	2025	2026	2025
Diluted (loss) earnings per share attributable to Herbalife	$(0.25)	$0.48	$0.33	$0.97
Expenses related to Technology Realignment Program (1)	0.01	0.03	0.03	0.03
Expenses related to Restructuring Program (1)	-	0.01	-	0.04
Expenses related to Optimization Program (1)	0.01	-	0.01	-
Digital technology program costs (1)	-	-	-	0.03
Loss on extinguishment of debt (1)	0.91	-	0.88	-
Income tax adjustments for above items (1)	(0.20)	(0.01)	(0.20)	(0.03)
Deferred income tax effects, net, related to corporate entity reorganization (2)	0.03	0.08	0.08	0.13
Adjusted diluted earnings per share	$0.51	$0.59	$1.13	$1.17

(1)	Based on interim income tax reporting rules, these expense items are not considered discrete items. The tax effect of the adjustments between our U.S. GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s).

Excludes tax (benefit)/expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
$ million	2026	2025	2026	2025
Expenses related to Technology Realignment Program	$(0.4)	$(1.0)	$(1.1)	$(1.0)
Expenses related to Restructuring Program	-	(0.2)	-	(1.1)
Expenses related to Optimization Program	(0.4)	-	(0.4)	-
Digital technology program costs	-	(0.1)	-	(0.5)
Loss on extinguisment of debt	(20.0)	-	(20.0)	-
Total income tax adjustments	$(20.8)	$(1.3)	$(21.5)	$(2.6)

	Three Months Ended June 30,		Six Months Ended June 30,
$ per share	2026	2025	2026	2025
Expenses related to Technology Realignment Program	$-	$(0.01)	$(0.01)	$(0.01)
Expenses related to Restructuring Program	-	-	-	(0.01)
Expenses related to Optimization Program	-	-	-	-
Digital technology program costs	-	-	-	(0.01)
Loss on extinguisment of debt	(0.20)	-	(0.19)	-
Total income tax adjustments	$(0.20)	$(0.01)	$(0.20)	$(0.03)

(2)	Non-cash net deferred tax effects related to an income tax benefit previously recognized due to changes to corporate entity structure in the fourth quarter of 2024. Refer to Supplemental Information included herein for further details.

(3)	Amounts may not total due to rounding

The following are reconciliations of net (loss) income attributable to Herbalife to EBITDA, adjusted EBITDA and Credit Agreement EBITDA and Credit Agreement total leverage ratio for the respective periods:

	Three Months Ended					TTM	Year Ended
$ million	Jun 30 ’25	Sep 30 ’25	Dec 31 ’25	Mar 31 ’26	Jun 30 ’26	Jun 30 ’26	Dec 31 ’25
Net sales	$1,259.1	$1,273.7	$1,283.0	$1,317.2	$1,326.8	$5,200.7	$5,037.5

Net income attributable to Herbalife	$49.3	$43.2	$85.4	$61.9	$(26.3)	$164.2	$228.3
Interest expense, net	53.6	51.0	49.3	46.8	37.4	184.5	205.9
Income taxes	29.8	31.7	(34.6)	30.4	22.8	50.3	47.3
Depreciation and amortization	30.5	30.7	29.3	29.4	31.4	120.8	121.2
EBITDA	163.2	156.6	129.4	168.5	65.3	519.8	602.7
Amortization of SaaS implementation costs	5.7	5.0	4.9	4.8	4.3	19.0	21.3
Expenses related to Technology Realignment Program	3.6	0.6	4.9	2.4	1.1	9.0	9.1
Expenses related to Optimization Program	-	-	-	-	1.3	1.3	-
Expenses related to Restructuring Program	0.7	0.8	2.2	-	-	3.0	7.0
Digital technology program costs	0.4	-	3.4	-	-	3.4	6.2
Transition charge related to Sep ’25 India Goods and Services Tax amendments	-	-	11.3	-	-	11.3	11.3
Loss (gain) on extinguishment of debt	-	-	-	-	94.6	94.6	-
Adjusted EBITDA	173.6	163.0	156.1	175.7	166.6	661.4	657.6
Interest income	1.8	2.0	2.1	2.7	2.6	9.4	8.5
Inventory write-downs	3.5	6.5	4.5	5.9	6.1	23.0	25.9
Share-based compensation expenses	10.4	11.2	10.9	10.6	10.1	42.8	44.1
Other expenses (income) (1)	3.1	1.5	(0.2)	(0.9)	5.3	5.7	5.9
Credit Agreement EBITDA	$192.4	$184.2	$173.4	$194.0	$190.7	$742.3	$742.0

Credit Agreement total debt (2)						$2,039.6	$2,050.0
Less: cash and cash equivalents (3)						(370.5)	(353.1)
Net debt						$1,669.1	$1,696.9

Credit Agreement total leverage ratio (4)						2.7x	2.8x
Net leverage ratio (5)						2.2x	2.3x

Net income margin	3.9%	3.4%	6.7%	4.7%	-2.0%	3.2%	4.5%
Adjusted EBITDA margin	13.8%	12.8%	12.2%	13.3%	12.6%	12.7%	13.1%

(1)	Other expenses (income) include certain non-cash items such as bad debt expense, unrealized foreign currency gains and losses, and other gains and losses

(2)	Represents the aggregate outstanding principal amount of total debt as of the respective period end

(3)	Represents cash and cash equivalents as of the respective period end

(4)	Represents the ratio of credit agreement total debt to the trailing twelve months of credit agreement EBITDA for the respective period as calculated pursuant to the Credit Agreement

(5)	Represents the ratio of net debt to the trailing twelve months of credit agreement EBITDA for the respective period

	Six Months Ended June 30,		Year Ended Dec 31,
$ million	2026	2025	2025
Net sales	$2,644.0	$2,480.8	$5,037.5

Net income attributable to Herbalife	$35.6	$99.7	$228.3
Interest expense, net	84.2	105.6	205.9
Income taxes	53.2	50.2	47.3
Depreciation and amortization	60.8	61.2	121.2
EBITDA	233.8	316.7	602.7
Amortization of SaaS implementation costs	9.1	11.4	21.3
Expenses related to Technology Realignment Program	3.5	3.6	9.1
Expenses related to Optimization Program	1.3	-	-
Expenses related to Restructuring Program	-	4.0	7.0
Digital technology program costs	-	2.8	6.2
Transition charge related to Sep ’25 India Goods and Services Tax amendments	-	-	11.3
Loss on extinguishment of debt	94.6	-	-
Adjusted EBITDA	342.3	338.5	657.6
Interest income	5.3	4.4	8.5
Inventory write-downs	12.0	14.9	25.9
Share-based compensation expenses	20.7	22.0	44.1
Other expenses (income) (1)	4.4	4.6	5.9
Credit Agreement EBITDA	$384.7	$384.4	$742.0

Credit Agreement Total Debt (2)			$2,050.0
Less: cash and cash equivalents (3)			(353.1)
Net debt			$1,696.9

Credit Agreement Total Leverage Ratio (4)			2.8x
Net leverage ratio (5)			2.3x

Net income margin	1.3%	4.0%	4.5%
Adjusted EBITDA margin	12.9%	13.6%	13.1%

(1)	Other expenses (income) include certain non-cash items such as bad debt expense, unrealized foreign currency gains and losses, and other gains and losses
(2)	Represents the aggregate outstanding principal amount of total debt as of the respective period end
(3)	Represents cash and cash equivalents as of the respective period end
(4)	Represents the ratio of credit agreement total debt to the trailing twelve months of credit agreement EBITDA for the respective period as calculated pursuant to the Credit Agreement
(5)	Represents the ratio of net debt to the trailing twelve months of credit agreement EBITDA for the respective period

SCHEDULE B: RECLASSIFICATIONS

Reclassifications

Effective in the fourth quarter of 2025, the Company retrospectively separated selling expenses from selling, general, and administrative expenses in the consolidated statements of income and combined those selling expenses with royalty overrides in the consolidated statements of income to simplify its financial statement presentation. Specifically, the Company’s Member compensation payments recognized as operating expenses, previously reported as royalty overrides, have been combined with the service fees to China’s independent service providers which were previously reported as selling expense within selling, general, and administrative expenses, and the two categories of expense are now collectively being presented in selling expenses within the condensed consolidated statements of income (loss). As a result, $39.4 million and $71.0 million related to service fees to China independent service providers previously presented as selling, general, and administrative expenses and all amounts previously presented as royalty overrides were collectively reclassified to selling expenses within the condensed consolidated statements of income (loss) for the three and six months ended June 30, 2025.

As a result of the above, the Member compensation previously reported as royalty overrides within the operating activities in the condensed consolidated statements of cash flows is now presented as Member compensation liabilities. In addition, $0.4 million of cash outflows related to service fees to China independent service providers were reclassified from other current liabilities to Member compensation liabilities within the Company’s cash flows from operating activities in the condensed consolidated statements of cash flows for the six months ended June 30, 2025.

These reclassifications did not impact the amounts of the prior period total assets, total liabilities, operating income, net (loss) income attributable to Herbalife, and net cash provided by (used in) operating activities, investing activities and financing activities, and did not impact the Company’s condensed consolidated statements of comprehensive income and condensed consolidated statements of changes in shareholders’ deficit.